COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is effective as of November 28, 2021, by and between GenBio, Inc., a Delaware corporation (the “Company”), and Himalaya Technologies Inc. a/k/a  Homeland Resources Ltd. (“Purchaser”).

WHEREAS, Purchaser desires to purchase from the Company and the Company desires to sell 13,883,812 shares of the Common Stock of the Company (“Common Stock”) in return for 99,686 Series B preferred shares convertible into 99,685,794 Common Shares (the “Share Contribution”) pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Number of Shares.  Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company agrees to sell and issue to the Purchaser,  Himalaya Technologies Inc. A.K.A.  Homeland Resources Ltd. (“Purchaser”).

1.                  13,883,812 shares of the Common Stock (the “Stock”), in consideration for Purchaser’s issuance of the 99,686  Series B preferred shares convertible into 99,685,794 Common Shares (the “Share Contribution”) Share Contribution to the Company.

2.                  Legends.  All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

(a)                “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(b)               Any legend required to be placed thereon under applicable state securities laws.

3.                  Representations and Warranties.  In connection with the purchase of the Stock, the Purchaser hereby agrees, represents and warrants as follows:

(a)                The Purchaser is purchasing the Stock solely for the Purchaser’s own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)               The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock.  The Purchaser further represents and warrants that Purchaser has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as Purchaser deems necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Stock and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(c)                The Purchaser understands that Purchaser’s purchase of the Stock will be a highly speculative investment, and Purchaser is able, without impairing Purchaser’s financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss of Purchaser’s investment.

(d)               The Company has disclosed to the Purchaser that:

(i)                 The sale of the Stock has not been registered under the Securities Act, that the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Stock; and

(ii)               The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

(e)                The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a nonpublic offering subject to the satisfaction of certain conditions, including among other things, the resale occurring not less than six months after the date the Purchaser has purchased and paid for the Stock and the availability of certain public information concerning the Company.  The Purchaser further represents that Purchaser understands that at the time Purchaser wishes to sell the Stock there may be no public market on which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser would be precluded from selling the Stock under Rule 144 even if the six-month minimum holding period had been satisfied.

(f)                Without in any way limiting the Purchaser’s representations and warranties set forth above, the Purchaser further agrees that the Purchaser shall in no event make any disposition of all or any portion of the Stock which the Purchaser is purchasing unless and until:

(i)                 There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(ii)               The Purchaser shall have (1) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by the Company, furnished the Company with an opinion of the Purchaser’s own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of the Purchaser’s counsel shall have been concurred in by counsel for the Company, and the Company shall have advised the Purchaser of such concurrence.

4.                  “Market Stand-Off” Agreement.  The Purchaser hereby agrees that in connection with any underwritten public offering by the Company, during the period of duration (not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter of the offering to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA or NYSE Rules, or any successor provisions or amendments thereto) specified by the Company and an underwriter of Common Stock of the Company following the effective date of the registration statement of the Company filed under the Securities Act with respect to such offering, the Purchaser will not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by the Purchaser at any time during such period except Common Stock included in such registration.  If requested by such underwriter, the Purchaser agrees to execute a lock-up agreement in such form as the underwriter may reasonably propose.

5.                  Transfers in Violation of Agreement.  The Company shall not be required (i) to transfer on its books any shares of Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

6.                  Miscellaneous.

(a)                Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)               Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery, (ii) when sent by confirmed facsimile or email, if sent during normal business hours of recipient, or if not, then on the next business day, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto.

(c)                Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon the Purchaser, the Purchaser’s heirs, executors, administrators, successors and assigns.

(d)               Applicable Law; Entire Agreement; Amendments.  This Agreement, together with the exhibits hereto, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

(e)                Right to Specific Performance.  The Purchaser agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

(f)                Severability.  If any provision of this Agreement is held by a court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

(g)                Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on November 28, 2021, to be effective as of the date first set forth above.

PURCHASER Himalaya Technologies Inc. a/k/a Homeland Resources Ltd.	COMPANY GenBio, Inc.

By:	By:
Name: Vikram Grover	Name: Giles Tilley
Title: Chief Executive Officer	Title: Chief Executive Officer

Address: 1 E. Erie St. Suite 525 #2420 Chicago, IL 60611	Address: 23411 Summerfield Ste.#22C Aliso Viejo, CA 92656